KELSO TECHNOLOGIES INC.

(the "Corporation")

2021 NON-EMPLOYEE DIRECTORS DEFERRED SHARE UNIT PLAN

1. PURPOSE OF THE PLAN

1.1 This 2021 Non-Employee Directors Deferred Share Unit Plan (the "Plan") has been established by the Corporation to promote the interests of the Corporation by attracting and retaining qualified persons to serve on the Board and to promote a greater alignment of long term interests between such Participants and the Shareholders of the Corporation.

2. PLAN DEFINITIONS AND INTERPRETATIONS

In this Plan, the following terms have the following meanings:

(a) "Account" means an account maintained for each Participant on the books of the Corporation which will be credited with Deferred Share Units, in accordance with the terms of the Plan.

(b) "Applicable Law" means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules.

(c) "Board" means the Board of Directors of the Corporation.

(d) "Committee" means the Compensation Committee of the Board or any other committee or person designated by the Board to administer the Plan.

(e) "Corporation" means Kelso Technologies Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee.

(f) "Designated Subsidiary" means an entity (including a partnership) in which the Corporation holds, directly or indirectly, a majority voting interest and which has been designated by the Corporation for purposes of the Plan from time to time.

(g) "Director" means a non-Employee director of the Corporation who is designated by the Committee as eligible to participate in the Plan.

(h) "DSU" or "Deferred Share Unit" means a deferred share unit credited to a Participant's Account by way of a bookkeeping entry in the books of the Corporation pursuant to this Plan, the value of which is equivalent in value to a Share.

(i) "Employee" means an employee of the Corporation or any of its Designated Subsidiaries or any combination or partnership of such corporations.

(j) "Exchange" means the TSX or another stock exchange on which the majority of the trading volume and value of on which the common shares of the Corporation occurs.

(k) "Exchange Hold Period" has the meaning ascribed thereto by the Exchange for a hold period prior to which the securities are not freely tradeable.

(l) "Grant" means any Deferred Share Unit credited to the Account of a Participant.

(m) "Grant Agreement" means an agreement between the Corporation and the Participant under which Deferred Share Units are granted, together with such amendments, deletions, or changes thereto as are permitted under the Plan.

(n) "Insider" means:

(i) a director or senior officer of the Corporation;

(ii) a director or senior officer of a person that is itself an insider or subsidiary of the Corporation;

(iii) a person that beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation; or

(iv) the Corporation itself if it holds any of its own securities.

(o) "Notice of Redemption" means written notice, on a prescribed form, by the Participant, or the administrator or liquidator of the estate of the Participant, to the Corporation of the Participant's wish to redeem his or her Deferred Share Units.

(p) "Participant" means a non-Employee Director of the Corporation who is designated by the Committee as eligible to participate in the Plan.

(q) "Redemption Date" means the date that a Notice of Redemption is received by the Corporation.

(r) "Reorganization" means any (i) capital reorganization (including but not limited to a share consolidation or split), (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization.

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(s) "Security Based Compensation Arrangements" means any and all plans or other arrangements whereby equity shares of the Corporation or securities convertible into shares are issued, reserved for issuance or rights to such securities granted, where such rights are granted primarily for compensation purposes and are not issued as part of a securities offering for cash or other tangible consideration.

(t) "Share Price" with respect to a Share means, subject to the exceptions, if any, prescribed by the Exchange from time to time:

(i) the last closing price of the Corporation's shares before the issuance of the Deferred Share Units; and

(ii) if the Corporation's shares trade on the TSX, or another stock exchange where the majority of the trading volume and value of the shares occurs, the price calculated based on a reasonable pre-determined formula, which formula is accepted by the Exchange and is based on a volume weighted average trading price or average daily high and low board lot trading price for the five trading days prior to the issuance of the Deferred Share Units.

In the event that the Common Shares are not listed and posted for trading on any stock exchange, the Share Price shall be the Share Price as determined by the Board in its discretion, acting reasonably and in good faith. Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

(u) "Shareholders" means the holders of Shares.

(v) "Shares" means common shares of the Corporation and includes any securities of the Corporation into which such Shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed, pursuant to a Reorganization or otherwise.

(w) "Stock Exchange Rules" means the applicable rules of any stock exchange upon which the Shares are listed.

(x) "Termination Date" means the date of a Participant's death, or retirement from, or loss of office with the Corporation, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) or any successor to such provision, including the Participant's resignation, retirement, death or otherwise.

(y) "TSX" means the Toronto Stock Exchange.

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3. NON-EMPLOYEE DIRECTOR COMPENSATION

3.1 Establishment of Annual Base Compensation

An annual compensation amount (the "Annual Base Compensation") payable in cash and/or DSUs to non-Employee Directors shall be established from time-to-time by the Board. The amount of Annual Base Compensation will be reported annually in the Corporation's management information circular.

3.2 Payment of Annual Base Compensation

(a) The Annual Base Compensation shall be payable in quarterly installments, with each installment payable as promptly as practicable following the last business day of the fiscal quarter to which it applies. Quarterly payments shall be pro-rated if Board service commences or terminates during a fiscal quarter. The number of DSUs to be paid and the terms of the DSUs shall be determined as provided in the following sections of this Plan.

(b) Each Director may elect, in lieu of a cash payment relating to the amount application to the election, to receive in DSUs up to 50% of his or her Annual Base Compensation by completing and delivering a written election to the Corporation on or before December 31 of the calendar year ending immediately before the calendar year with respect to which such DSU payment shall be made. For greater certainty, such election will be effective with respect to compensation payable for fiscal quarters beginning during the calendar year following the calendar year in which such written election is made. Further, where an individual becomes a Director for the first time during a fiscal year or where any Director is serving as a director of the Corporation in the first calendar year in which the Plan is adopted, such individual may elect to participate in the Plan with respect to fiscal quarters of the Corporation commencing after the Corporation receives such individual's written election, which election must be received by the Corporation no later than 30 days after such individual's appointment as a Director or the Plan has been adopted, as applicable. For greater certainty, new Directors will not be entitled to receive DSUs pursuant to an election for the quarter in which they submit their first election to the Corporation or any previous quarter.  Elections hereunder shall be irrevocable with respect to compensation earned during the period to which such election relates.

(c) All DSUs granted with respect to Annual Base Compensation will be credited to the Participant's Account when such Annual Base Compensation is payable (the "Grant Date").

(d) The Participant's Account will be credited with the number of DSUs calculated by dividing the dollar amount of compensation payable in DSUs on the Grant Date by the Share Price. Fractional DSUs or Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

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3.3 Additional Deferred Share Units

In addition to DSUs granted pursuant to Section 3.2, and subject to the limitations set out in Section 6, the Board may award such number of DSUs to a Participant as the Board deems advisable to provide the Participant with appropriate equity-based compensation for the services he or she renders to the Corporation. The Board shall determine the Grant Date on which such DSUs may be granted and the date as of which such DSUs shall be credited to a Participant's Account. The Corporation and a Participant who receives an award of DSUs pursuant to this Section 3.3 shall enter into a Grant Agreement to evidence the award and the terms applicable thereto.  Each grant of a DSU set forth in such Grant Agreement shall contain terms and conditions required under the Plan (and, for greater certainty, the terms of this Plan shall be deemed to be incorporated by reference into any Grant Agreement) and such other terms and conditions not inconsistent herewith as the Corporation may, in its sole discretion, deem appropriate.

4. ADMINISTRATION OF DSU ACCOUNTS

4.1 Administration of Plan

Except as required to ensure that the Plan continues to meet the requirements of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) or any successor to such provision, the Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan and to amend and rescind such rules and regulations from time to time;

(b) to interpret and construe the Plan and to determine all questions arising out of the Plan and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c) to prescribe the form of the instruments used in conjunction with the Plan; and

(d) to determine which members of the Board are eligible to participate in the Plan.

4.2 Services in Connection with Administration of Plan

The Corporation may, at its discretion, appoint one or more persons or companies to provide services in connection with the Plan including without limitation, administrative and record-keeping services.

4.3 Redemption of Deferred Share Units

(a) Each Participant shall be entitled to redeem his or her Deferred Share Units during the period commencing on the business day immediately following the Termination Date and ending on the 90th day following the Termination Date by providing a written Notice of Redemption to the Corporation. In the event of death of a Participant, the Notice of Redemption shall be filed by the legal representative of the Participant.

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(b) Upon redemption, the Participant shall be entitled to receive, and the Corporation shall issue or provide:

(i) subject to shareholder approval of this Plan and the limitations set forth in Section 6 below and in accordance with any Applicable Law, a number of Shares issued from treasury equal to the number of DSUs in the Participant's Account, subject to any applicable deductions and withholdings;

(ii) subject to and in accordance with any Applicable Law, a number of Shares purchased by an independent administrator of the Plan (if and when an independent administrator is so engaged by the Corporation) in the open market for the purposes of providing Shares to Participants under the Plan equal in number to the DSUs in the Participant's Account, subject to any applicable deductions and withholdings;

(iii) the payment of a cash amount to a Participant equal to the number of DSUs multiplied by the Share Price, subject to any applicable deductions and withholdings; or

(iv) any combination of the foregoing,

as determined by the Corporation, in its sole discretion.

4.4 Payment Notwithstanding

Notwithstanding any other provision of this Plan, all amounts payable to, or in respect of, a Participant hereunder shall be paid on or before December 31 of the calendar year commencing immediately after the Participant's Termination Date.

4.5 Exchange Hold Period and Legend

In addition to any resale restrictions under applicable legislation, the certificates representing Shares issued upon the redemption of Deferred Share Units (if redeemed prior to the expiry of the Exchange Hold Period) may bear the following Exchange Hold Period or similar legend:

"Without prior written approval of the Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert date that is four months and a day after the distribution date]."

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DIVIDENDS

4.6 Payment of Dividend Equivalents

A Grant Agreement may, but need not, provide for the accrual of dividend equivalent amounts for the account of a Participant with respect to cash dividends paid in the ordinary course to Shareholders in respect of outstanding Shares.  If the Grant Agreement provides that dividend amounts will accrue, then if and when a cash dividend is paid to Shareholders on the Shares while a DSU is outstanding, no payment in cash shall be made to each Participant in respect of the DSU; however, each Participant will be credited with additional DSUs reflective of the cash dividends to such Participant. In such case, the number of additional DSUs will be equal to the aggregate amount of dividends that would have been paid to the Participant if the DSUs in the Participant's account on the record date had been Shares divided by the Share Price of a Share on the date on which dividends were paid by the Corporation. If the foregoing shall result in a fractional DSU, the fraction shall be disregarded.

4.7 Vesting of Deferred Share Units Granted as Dividend Equivalents

The additional DSUs will vest and be settled on the Participant's Payout Date of the particular award of a Share Unit to which the additional Deferred Share Units relate.

5. ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN

5.1 Subdivisions or Consolidations

In the event that there is a Reorganization pursuant to which the number or kind of outstanding Shares shall be subdivided or consolidated into a different number of Shares or a distribution shall be declared upon the Shares payable in Shares, the number of DSUs then recorded in the Participant's Account shall be adjusted by replacing such number by a number equal to the number of Shares which would be held by the Participant immediately after the distribution, subdivision or consolidation, should the Participant have held a number of Shares equal to the number of DSUs recorded in the Participant's Account on the record date fixed for such distribution, subdivision or consolidation, such adjustment, to be reasonably determined by the Committee and to be effective and binding for all purposes.

5.2 Other Reorganizations

In the event that there is a Reorganization or other change, other than as specified in Section 5.1, pursuant to which the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged, then there shall be substituted for each Share referred to in the Plan or for each share into which such Share shall have been so changed or exchanged, the kind of securities into which each outstanding Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of DSUs then recorded in the Participant's Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

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5.3 Take-Over Bids

If a bona fide offer (the "Offer") for Shares is made to Shareholders generally (or to a class of Shareholders that would include the Participant), which Offer, if accepted in whole or in part, would result in the offeror (the "Offeror") exercising control over the Corporation within the meaning of the Securities Act (British Columbia), then the Corporation shall, as soon as practicable following receipt of the Offer, notify each Participant of the full particulars of the Offer. The Board will have the sole discretion to amend, abridge or otherwise eliminate any terms related to each Participant's Deferred Share Units so that notwithstanding the other terms of this Plan, the underlying Shares may be issued to each Participant holding Deferred Share Units so as to permit the Participant to tender the Shares received in connection with the Deferred Share Units pursuant to the Offer.

5.4 Adjustments

In the case of any such substitution, change or adjustment as provided for in this Section 5, the variation shall generally require that the number of DSUs then recorded in the Participant's Account prior to such substitution, change or adjustment will be proportionately and appropriately varied.

6. RESTRICTIONS ON ISSUANCES

6.1 Maximum Number of Shares Issuable Under Plan

(a) shall not exceed 2% of the total number of issued and outstanding Shares on a non-diluted basis; and

(b) in combination with the aggregate number of Shares which may be issuable under any and all of the Corporation's Security Based Compensation Arrangements in existence from time to time, shall not exceed 10% of the total number of issued and outstanding Shares on a non-diluted basis, or such other number of Shares as shall have been duly approved by the Board, by the Exchange and by the Shareholders.

6.2 Participation Limits

The number of Shares which may be reserved for issuance under the Plan within any one-year period:

(a) to any one Participant, shall not exceed 2% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis; and

(b) under the Plan and any other of the Corporation's Security Based Compensation Arrangements (i) the aggregate number of Shares issued to Insiders, within any one year period; and (ii) the aggregate number of Shares issuable to Insiders at any time, shall not exceed 10% of the issued and outstanding Shares.

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7. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

7.1 Amendments Requiring Shareholder Approval

The Board reserves the right, in its sole discretion, to amend, suspend or terminate the Plan or any portion thereof at any time, in accordance with Applicable Law, without obtaining the approval of Shareholders, unless required by the policies of the Exchange. Notwithstanding the foregoing, the Corporation will be required to obtain disinterested Shareholder approval for any amendment related to:

(a) the number or percentage of issued and outstanding Shares available for grant under the Plan (other than by virtue of adjustments pursuant to Section 5);

(b) a change in the method of calculation of the value of DSUs held by Participants; and

(c) an extension of the Expiry Date of DSUs held by Participants.

7.2 Amendments Not Requiring Shareholder Approval

Without limiting the generality of the foregoing, unless otherwise required by the policies of the Exchange, the Board may make the following amendments to the Plan, without obtaining shareholder approval:

(a) amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including the rules of the Exchange, in place from time to time;

(b) amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(c) amendments to the provisions of the Plan respecting the terms and conditions on which DSUs may be granted pursuant to the Plan, including the provisions relating to the payment of the DSUs;

(d) amendments necessary to suspend or terminate the Plan;

(e) amendments to the Plan that are of a "housekeeping" nature; and

(f) any other amendment, fundamental or otherwise, not requiring shareholder approval under Applicable Laws or the applicable rules of the Exchange;

provided, however, that no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan.

7.3 Amendments Require Approval of the Exchange

All amendments to this Plan require prior approval of the Exchange.

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8.4 Tax Matters

Notwithstanding any other provision of the Plan, any amendment of the Plan or interpretation thereof shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) or any successor to such provision.

7.4 Termination of the Plan

The Committee may decide to discontinue granting awards under the Plan at any time in which case no further Deferred Share Units shall be awarded or credited under the Plan.  Any Deferred Share Units which remain outstanding in a Participant's Account at that time shall continue to be dealt with according to the terms of the Plan.  The Plan shall terminate when all payments owing pursuant to Section 4.2 of the Plan have been made and all Deferred Share Units have been cancelled in all Participants' Accounts.  Notwithstanding the foregoing, termination of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) or any successor to such provision.

8. GENERAL PROVISIONS

8.1 Withholding

The Corporation may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation will be able to comply with the provisions of any Applicable Law  relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. For greater certainty, if a Participant is or becomes subject to tax in more than one jurisdiction, the Corporation may be required to withhold or account for taxes in more than one jurisdiction.  The Corporation shall also have the right in its discretion to satisfy any such withholding tax liability by, among other things, requiring the Participant to remit such amounts to the Corporation, or by retaining, acquiring or selling on behalf of a Participant any Shares which would otherwise be issued or provided to a Participant hereunder.

Notwithstanding any provision in this Plan, the ultimate liability for all taxes legally payable by a Participant is and remains the Participant's responsibility, and such tax liability may exceed the amount actually withheld by the Corporation.  The Corporation (a) makes no representations or undertakings regarding the treatment of any taxes under Applicable Laws in connection with any aspect of this Plan; and (b) does not commit to and is under no obligation to structure the terms of this Plan to reduce or eliminate a Participant's liability for taxes or achieve any particular tax result under any Applicable Law.

8.2 Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation.

8.3 Assignment and Transfer

No right to receive payment of DSUs and other benefits under the Plan shall be transferable or assignable by a Participant except by will or laws of descent and distribution.

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8.4 Compliance with Applicable Law

The Corporation's grant of any DSUs or issuance of any Shares hereunder is subject to compliance with Applicable Law applicable thereto. As a condition of participating in the Plan, each Participant agrees to comply with all Applicable Law and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

8.5 No Shareholder Rights

Under no circumstances shall Deferred Share Units be considered Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares nor shall any Participant be considered the owner of Shares by virtue of the award of Deferred Share Units.

8.6 No Right to Be Retained as Director

Participation in the Plan shall not be construed to give any Participant a right to be retained as a Director.

8.7 No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of Shares nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation makes no representations or warranties to a Participant with respect to the Plan or any Deferred Share Units whatsoever.  In seeking the benefits of participation in the Plan, a Participant agrees to exclusively accept all risks associated with a decline in the market price of Shares and all other risks associated with the holding of a Deferred Share Unit.

8.8 Participation Voluntary

Participation in the Plan shall be entirely voluntary.

8.9 Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded.  To the extent any Participant or his or her estate holds any rights by virtue of a grant of Deferred Share Units under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured creditor of the Corporation.

8.10 Final Determination

Any determination or decision by or opinion of the Committee made or held pursuant to the terms of the Plan shall be final, conclusive and binding on all parties concerned. All rights, entitlements and obligations of Participants under the Plan are set forth in the terms of the Plan and cannot be modified by any other documents, statements or communications, except by Plan amendments referred to in Section 7 of the Plan.

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8.11 Ability to Reorganize Corporation Notwithstanding DSUs

The existence of any Deferred Share Units shall not affect in any way the right or power of the Corporation or its Shareholders to make or authorize any adjustment, recapitalization, Reorganization or other change in the Corporation's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

8.12 Interpretation

In this text, words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders.

8.13 Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

8.14 Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

8.15 Effective Date

The effective date of this Plan shall be April 28, 2021.

Approved by the Shareholders on June 3, 2021.

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